

<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the current report on Form 10-Q for the quarter ended JUNE 30, 1996 and is qualified in its entirety by reference to such financial statements and accompanying disclosure.
</LEGEND>
<CIK> 0000020405
<NAME> CITICORP 1996
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                           7,066
<INT-BEARING-DEPOSITS>                          10,554
<FED-FUNDS-SOLD>                                 9,889<F1>
<TRADING-ASSETS>                                29,882
<INVESTMENTS-HELD-FOR-SALE>                     22,710
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        167,873
<ALLOWANCE>                                      5,424
<TOTAL-ASSETS>                                 266,824
<DEPOSITS>                                     175,783
<SHORT-TERM>                                    17,519<F2>
<LIABILITIES-OTHER>                              8,477
<LONG-TERM>                                     19,477<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      2,078
<COMMON>                                           505
<OTHER-SE>                                      17,347
<TOTAL-LIABILITIES-AND-EQUITY>                 266,824
<INTEREST-LOAN>                                  9,097
<INTEREST-INVEST>                                  819
<INTEREST-OTHER>                                 1,611
<INTEREST-TOTAL>                                11,527
<INTEREST-DEPOSIT>                               4,354
<INTEREST-EXPENSE>                               6,114
<INTEREST-INCOME-NET>                            5,413
<LOAN-LOSSES>                                      973
<SECURITIES-GAINS>                                 141
<EXPENSE-OTHER>                                  1,930
<INCOME-PRETAX>                                  3,010
<INCOME-PRE-EXTRAORDINARY>                       1,866
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,866
<EPS-PRIMARY>                                     3.68
<EPS-DILUTED>                                     3.61
<YIELD-ACTUAL>                                    4.75<F4>
<LOANS-NON>                                      3,899<F5>
<LOANS-PAST>                                     1,058<F6>
<LOANS-TROUBLED>                                   335
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 5,368
<CHARGE-OFFS>                                    1,178<F7>
<RECOVERIES>                                       305
<ALLOWANCE-CLOSE>                                5,424<F8>
<ALLOWANCE-DOMESTIC>                                 0<F9>
<ALLOWANCE-FOREIGN>                                  0<F10>
<ALLOWANCE-UNALLOCATED>                              0<F11>

<F1>Includes Securities Purchased Under Resale Agreements
<F2>Purchased Funds and Other Borrowings
<F3>Includes Subordinated Capital Notes
<F4>Taxable Equivalent Basis
<F5>Includes $1,354 of cash-basis commercial loans and $2,545 of consumer loans on which accrual of interest has been suspended.
<F6>Accruing loans 90 or or more days delinquent.
<F7>Includes $128MM of commercial credit losses and $1,050MM of consumer credit losses.
<F8>Allowance activity for 1996 includes $(44)MM in other changes principally net transfers (to) from the reserve for Consumer Sold Portfolio and foreign exchange effects.
<F9>No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans, however, $1,809MM of the allowance at
December 31, 1995 was attributed to operations outside the U.S. (See note 10 to the 1995 Annual Report).
<F10>See Footnote F9 above.
<F11>See Footnote F9 above.

